Invitae Reports $279.6 Million in Annual Revenue Driven by 659,000 in Billable Volume in 2020
-- Increased annual revenue by 29% and annual billable volume by 41% year-over-year --
-- Hosting conference call and webcast today at 4:30pm Eastern/1:30pm Pacific --

SAN FRANCISCO, February 17, 2021 – Invitae Corporation (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the fourth quarter and full year ended December 31, 2020.
“Our results in 2020 demonstrate our ability to deliver sustained growth through commercial execution, a diversified global organization and continuous strategic additions to our menu, services and platform,” said Sean George, co-founder and chief executive officer of Invitae. “Even amid the challenges of the pandemic, the durability of our relationships and the value of the information we provide to clinicians and patients was clear. As we enter 2021, we are committed to maintaining the pace we’ve set, making it ever-easier to integrate genetic information into healthcare decision-making by clinicians and patients at all stages of life.”
Full Year and Fourth Quarter 2020 Financial Results
•Generated revenue of $279.6 million in 2020, including $100.4 million in the fourth quarter.
•Reported 659,000 in billable test volume in 2020, including 238,000 in the fourth quarter.
•Reported average cost per unit of $299 during 2020, and $284 in the fourth quarter. Non-GAAP average cost per unit was $261 for the year and $227 in the fourth quarter.
•Reported gross profit of $81.3 million in 2020, including $32.2 million in the fourth quarter. Non-GAAP gross profit was $106.8 million in 2020, and $45.5 million in the fourth quarter.
Total operating expense, excluding cost of revenue, for the full year 2020 was $733.5 million. Operating expense for the fourth quarter of 2020 was $363.7 million. Non-GAAP operating expense was $456.1 million for the full year 2020 and $145.9 million in the fourth quarter.
For the full year 2020, net loss was $608.9 million, or a $4.52 net loss per share. For the fourth quarter of 2020, Invitae reported a net loss of $241.0 million, or a $1.34 net loss per share. Non-GAAP net loss was $373.9 million, or a $2.78 non-GAAP net loss per share in 2020. For the fourth quarter of 2020, Invitae reported a non-GAAP net loss of $113.1 million, or a $0.63 non-GAAP net loss per share.
At December 31, 2020, cash, cash equivalents, restricted cash and marketable securities totaled $360.7 million. Net decrease in cash, cash equivalents and restricted cash was $26.1 million in 2020 and a net increase of $18.4 million for the fourth quarter. Cash burn was $441.1 million in the fourth quarter of 2020, which includes $352.7 million for cash paid for acquisitions, primarily of ArcherDX, and $13.6 million for cash paid for acquisition related expenses. Cash burn for the quarter would have been approximately $74.8 million, which includes $29.1 million of burn by ArcherDX in the fourth quarter, without the acquisition and acquisition-related costs.
Subsequent to the close of the fourth quarter on January 26, 2021, the company announced the sale of approximately 8.9 million shares of its common stock at a price of $51.50 per share, resulting in net proceeds, after underwriting discounts and commissions and offering expenses, of more than $434 million.

Looking ahead to 2021 and factoring in the continued impact associated with the COVID-19 pandemic, Invitae reiterates its stated outlook for revenue growth targets of 50% - 60% annual growth over the next few years consistent with its view at the time of the announcement of the ArcherDX acquisition. Invitae anticipates generating revenue in excess of $450 million in 2021.
This press release contains non-GAAP financial measures. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below.
Full Year Corporate Highlights
Throughout 2020 and into early 2021, the company has maintained its focus on continued development of its menu, services and platform:
•Menu
◦Added microbiome and infectious disease testing capabilities, offering a high-quality, low-cost, end-to-end metagenomics product (sequencing and results) and enabling the development of future offerings in infectious disease, preterm birth and wellness via the acquisition of One Codex.
◦Established an oncology offering encompassing germline and somatic testing, liquid biopsy and tissue genomic profiling via the Invitae platform through the acquisition of ArcherDX.
◦Added pharmacogenetic testing, and robust, integrated clinical decision support via the acquisition and integration of Genelex and You Script.
◦Added non-invasive prenatal screening (NIPS) based on whole genome sequencing (WGS) to the Invitae platform.
•Services
◦Signed 89 biopharma partnership deals in 2020, including 30 biopharma partnership deals in the fourth quarter.
◦Partnered with a major health system to integrate clinical decision support software for use of pharmacogenetics in patient care.
◦Introduced routine exome reanalysis to help patients receive accurate diagnoses faster.
◦Introduced consumer-initiated telehealth genetic testing services in Canada, including carrier testing in early pregnancy, and cancer and cardiovascular inherited risk screening.
◦Introduced expanded services and support for telemedicine across customer types.
▪Launched new capabilities for Gia, our advanced clinical chatbot, to support obstetrician/gynecologists, oncologists, genetic counselors and other clinicians who order genetic testing.
▪Increased support for the use of at-home testing using saliva kits, which do not require an in-person clinician visit.
▪Provided professional education and support for clinicians transitioning to telehealth.
•Platform
◦Added an industry-leading artificial-intelligence engine to the Invitae variant interpretation framework via the acquisition of Diploid to enable clinical diagnosis using exome and whole genome sequencing in minutes, enhancing Invitae's capabilities to provide rapid answers to patients while further reducing the cost of genetic testing at scale.

Full Year Scientific Highlights
The company continued to advance research illustrating the broad utility of genetic information in routine clinical care.
•Published findings from a multi-year collaboration with researchers at Mayo Clinic that found one in eight patients with cancer had an inherited, cancer-related gene mutation, half of whom would not have been detected using a standard guidelines-based approach and one-third of whom had their therapy changed as a result of their genetics. The data support changing the standard of care to include germline genetic testing for all solid tumor cancer patients.
•Announced partnership with Bristol Myers Squibb, Janssen Research & Development, LLC (Janssen), Novartis and Genentech, a member of the Roche Group, to standardize molecular residual disease (MRD) data generation and assessment and to accelerate acute myeloid leukemia (AML) clinical trial programs to help bring novel therapies to patients in need faster.
•Published research showing germline genetic testing detects actionable findings missed by tumor-only sequencing, suggesting all cancer patients could benefit from both germline and somatic testing and demonstrating the utility of germline testing in identifying additional treatment options for cancer patients.
•Presented data showing one in ten men with prostate cancer harbor genetic changes linked to hereditary cancer syndromes and three-quarters of those patients met criteria for changes in cancer management or treatment based on their genetic findings suggesting broader screening for prostate cancer patients.
Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. To register for the conference call and webcast, please use one of the methods below. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email.
Online registration: http://www.directeventreg.com/registration/event/2952997
Phone registration: 833-508-4355 or 415-481-6010
The live webcast of the call and slide deck may be accessed by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company's website.
About Invitae
Invitae Corporation (NYSE: NVTA) is a leading medical genetics company, whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s belief regarding the value and leverage of its global, diversified business; the company’s future results, including anticipated 2021 revenue and expected future annual revenue growth targets; the company’s beliefs regarding its ability to deliver sustained growth and the drivers of its growth; the benefits and value of customer relationships and the information the company provides; the company’s beliefs regarding its ability to execute its business strategy; and the benefits and importance of the company’s recent studies, research and collaborations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the company’s ability to continue to grow its business, including internationally; the loss of important customer relationships; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; the applicability of clinical research results to actual outcomes; the success of collaborations; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.
Non-GAAP Financial Measures
To supplement Invitae’s consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP operating expense, including non-GAAP research and development, non-GAAP selling and marketing, non-GAAP general and administrative, and non-GAAP other income (expense), net, as well as non-GAAP net loss and non-GAAP net loss per share and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends.
Management is excluding from some or all of its non-GAAP operating results (1) amortization of acquired intangible assets, (2) acquisition-related stock-based compensation, (3) post-combination expense related to the acceleration of equity grants or bonus payments in connection with business combinations, (4) adjustments to the fair value of certain acquisition-related assets and liabilities and (5) acquisition-related income tax benefits. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the company's reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company's public disclosures.

Cash burn excludes (1) changes in marketable securities, (2) cash received from equity financings, (3) proceeds from issuance of debt and (4) cash received from exercises of warrants. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company's operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.
In addition, other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$124,794	$151,389
Marketable securities	229,186	240,436
Accounts receivable	47,722	32,541
Inventory	32,030	6,648
Prepaid expenses and other current assets	20,200	11,384
Total current assets	453,932	442,398
Property and equipment, net	66,102	37,747
Operating lease assets	45,109	36,640
Restricted cash	6,686	6,183
Intangible assets, net	981,845	125,175
Goodwill	1,856,923	126,777
Other assets	13,188	6,681
Total assets	$3,423,785	$781,601
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$25,203	$10,321
Accrued liabilities	86,058	64,814
Operating lease obligation	8,789	4,870
Finance lease obligation	1,695	1,855
Total current liabilities	121,745	81,860
Operating lease obligation, net of current portion	48,357	42,191
Finance lease obligation, net of current portion	3,123	1,155
Debt	104,449	—
Convertible senior notes, net	283,724	268,755
Deferred tax liability	51,538	—
Other long-term liabilities	841,256	8,000
Total liabilities	1,454,192	401,961
Stockholders’ equity:
Common stock	19	10
Accumulated other comprehensive loss	1	(9)
Additional paid-in capital	3,337,120	1,138,316
Accumulated deficit	(1,367,547)	(758,677)
Total stockholders’ equity	1,969,593	379,640
Total liabilities and stockholders’ equity	$3,423,785	$781,601

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Test revenue	$96,807	$65,050	$272,310	$212,473
Other revenue	3,624	1,235	7,288	4,351
Total revenue	100,431	66,285	279,598	216,824
Cost of revenue	68,258	36,723	198,275	118,103
Research and development	72,172	51,279	240,605	141,526
Selling and marketing	48,877	34,575	168,317	122,237
General and administrative	242,607	22,744	324,573	79,070
Loss from operations	(331,483)	(79,036)	(652,172)	(244,112)
Other income (expense), net	167	1,681	(32,332)	(3,891)
Interest expense	(12,522)	(5,350)	(29,766)	(12,412)
Net loss before taxes	(343,838)	(82,705)	(714,270)	(260,415)
Income tax benefit	(102,800)	(5,800)	(105,400)	(18,450)
Net loss	$(241,038)	$(76,905)	$(608,870)	$(241,965)
Net loss per share, basic and diluted	$(1.34)	$(0.79)	$(4.52)	$(2.66)
Shares used in computing net loss per share, basic and diluted	179,860	97,374	134,587	90,859

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(608,870)	$(241,965)	$(129,355)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	39,050	16,206	13,540
Stock-based compensation	158,747	75,948	20,850
Amortization of debt discount and issuance costs	17,204	4,416	—
Impairment losses	—	—	2,925
Remeasurements of liabilities associated with business combinations	92,349	—	—
Benefit from income taxes	(105,400)	(18,450)	(2,862)
Debt extinguishment costs	—	8,926	5,266
Post-combination expense for acceleration of unvested equity	91,021	—	—
Other	573	1,095	1,168
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(2,814)	(6,131)	(5,291)
Inventory	(7,832)	1,645	(2,848)
Prepaid expenses and other current assets	(2,010)	(6,624)	1,403
Other assets	895	2,026	(163)
Accounts payable	10,186	1,558	(417)
Accrued expenses and other long-term liabilities	17,547	16,297	3,564
Net cash used in operating activities	(299,354)	(145,053)	(92,220)
Cash flows from investing activities:
Purchases of marketable securities	(280,258)	(260,917)	(9,680)
Proceeds from sales of marketable securities	12,832	—	19,965
Proceeds from maturities of marketable securities	277,487	34,500	32,458
Acquisition of businesses, net of cash acquired	(383,753)	(33,846)	—
Purchases of property and equipment	(22,865)	(20,047)	(5,970)
Other	(4,025)	—	(1,000)
Net cash provided by (used in) investing activities	(400,582)	(280,310)	35,773
Cash flows from financing activities:
Proceeds from public offerings of common stock, net of issuance costs	263,688	204,024	112,441
Proceeds from issuance of common stock, net	279,203	9,470	17,511
Proceeds from issuance of convertible senior notes, net	—	339,900	—
Proceeds from issuance of debt, net	129,214	—	93,909
Payments of debt extinguishment costs	—	(10,638)	(4,609)
Loan payments	—	(75,000)	(60,000)
Other	1,739	(2,985)	(2,100)
Net cash provided by financing activities	673,844	464,771	157,152
Net increase (decrease) in cash, cash equivalents and restricted cash	(26,092)	39,408	100,705
Cash, cash equivalents and restricted cash at beginning of period	157,572	118,164	17,459
Cash, cash equivalents and restricted cash at end of period	$131,480	$157,572	$118,164

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$68,258	$36,723	$198,275	$118,103
Amortization of acquired intangible assets	(9,805)	(2,038)	(21,943)	(4,435)
Acquisition-related stock-based compensation	(1,954)	—	(1,954)	—
Fair value adjustments to acquisition-related assets	(1,574)	—	(1,574)	—
Non-GAAP cost of revenue	$54,925	$34,685	$172,804	$113,668

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$100,431	$66,285	$279,598	$216,824
Cost of revenue	68,258	36,723	198,275	118,103
Gross profit	32,173	29,562	81,323	98,721
Amortization of acquired intangible assets - cost of revenue	9,805	2,038	21,943	4,435
Acquisition-related stock-based compensation	1,954	—	1,954	—
Fair value adjustments to acquisition-related assets	1,574	—	1,574	—
Non-GAAP gross profit	$45,506	$31,600	$106,794	$103,156

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Research and development	$72,172	$51,279	$240,605	$141,526
Amortization of acquired intangible assets	(470)	(117)	(820)	(467)
Acquisition-related stock-based compensation	(16,204)	(17,907)	(68,215)	(39,106)
Acquisition-related post-combination expense	(60)	—	(120)	—
Non-GAAP research and development	$55,438	$33,255	$171,450	$101,953

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Selling and marketing	$48,877	$34,575	$168,317	$122,237
Amortization of acquired intangible assets	(1,536)	(675)	(3,868)	(2,699)
Acquisition-related stock-based compensation	(3,155)	—	(3,155)	—
Acquisition-related post-combination expense	(40)	—	(80)	—
Non-GAAP selling and marketing	$44,146	$33,900	$161,214	$119,538

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
General and administrative	$242,607	$22,744	$324,573	$79,070
Amortization of acquired intangible assets	—	(29)	(10)	(114)
Acquisition-related stock-based compensation	(20,147)	—	(20,147)	—
Acquisition-related post-combination expense	(125,842)	(640)	(126,342)	(6,798)
Fair value adjustments to acquisition-related liabilities	(50,317)	—	(54,645)	—
Non-GAAP general and administrative	$46,301	$22,075	$123,429	$72,158

Reconciliation of Operating Expense to Non-GAAP Operating Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Research and development	$72,172	$51,279	$240,605	$141,526
Selling and marketing	48,877	34,575	168,317	122,237
General and administrative	242,607	22,744	324,573	79,070
Operating expense	363,656	108,598	733,495	342,833
Amortization of acquired intangible assets	(2,006)	(821)	(4,698)	(3,280)
Acquisition-related stock-based compensation	(39,506)	(17,907)	(91,517)	(39,106)
Acquisition-related post-combination expense	(125,942)	(640)	(126,542)	(6,798)
Fair value adjustments to acquisition-related liabilities	(50,317)	(300)	(54,645)	(600)
Non-GAAP operating expense	$145,885	$88,930	$456,093	$293,049

INVITAE CORPORATION

Reconciliation of Other Income (Expense), Net to Non-GAAP Other Income (Expense), Net
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Other income (expense), net	$167	$1,681	$(32,332)	$(3,891)
Fair value adjustments to acquisition-related liabilities	(410)	—	37,527	—
Non-GAAP other income (expense), net	$(243)	$1,681	$5,195	$(3,891)

Reconciliation of Net Loss to Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(241,038)	$(76,905)	$(608,870)	$(241,965)
Amortization of acquired intangible assets	11,811	2,859	26,641	7,715
Acquisition-related stock-based compensation	41,460	17,907	93,471	39,106
Acquisition-related post-combination expense	125,942	640	126,542	6,798
Fair value adjustments to acquisition-related assets and liabilities	51,481	300	93,746	600
Acquisition-related income tax benefit	(102,800)	(5,800)	(105,400)	(18,450)
Non-GAAP net loss	$(113,144)	$(60,999)	$(373,870)	$(206,196)

Net loss per share, basic and diluted	$(1.34)	$(0.79)	$(4.52)	$(2.66)
Non-GAAP net loss per share, basic and diluted	$(0.63)	$(0.63)	$(2.78)	$(2.27)
Shares used in computing net loss per share, basic and diluted	179,860	97,374	134,587	90,859

INVITAE CORPORATION

Reconciliation of Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net cash used in operating activities	$(62,361)	$(60,393)	$(62,166)	$(114,433)	$(299,353)
Net cash provided by (used in) investing activities	801	(83,418)	(5,674)	(312,292)	(400,583)
Net cash provided by financing activities	551	221,794	6,415	445,084	673,844
Net increase (decrease) in cash, cash equivalents and restricted cash	(61,009)	77,983	(61,425)	18,359	(26,092)
Adjustments:
Purchases of investments	—	115,350	64,671	100,237	280,258
Sales of investments	(12,532)	—	(300)	—	(12,832)
Maturities of investments	(24,965)	(65,000)	(62,500)	(125,022)	(277,487)
Proceeds from public offering of common stock, net of issuance costs	—	(217,489)	—	(46,199)	(263,688)
Proceeds from common stock issued in private placement, net	—	—	(5,000)	(258,628)	(263,628)
Proceeds from issuance of debt, net	—	—	—	(129,214)	(129,214)
Proceeds from exercises of warrants	(27)	(35)	(324)	(588)	(974)
Cash burn	$(98,533)	$(89,191)	$(64,878)	$(441,055)	$(693,657)

- Cash burn for the three months ended December 31, 2020 includes $352.7 million of cash paid for acquisitions and $13.6 million in acquisition-related transaction costs.

- Cash burn for the year ended December 31, 2020 includes $410.4 million of cash paid for acquisitions and $13.6 million in acquisition-related transaction costs.

Source: Invitae Corporation
Contact:
Laura D’Angelo
ir@invitae.com
(628) 213-3369
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